Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer

Kathryn M. JohnBull, Chief Financial Officer

DLH

1776 Peachtree Street, NW

Atlanta, GA 30309

866-952-1647

Christy N. Buechler, Marketing & Communications Manager (Media)

DLH

404-925-6791

christy.buechler@dlhcorp.com

DLH HOLDINGS CORP APPOINTS SENIOR FEDERAL EXECUTIVE, AUSTIN YERKS, AS BOARD DIRECTOR

Atlanta, Georgia — November 27, 2012 — DLH Holdings Corp. (NASDAQ: DLHC), a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today that it has appointed Mr. Austin Yerks, a senior executive in the federal marketplace with over 30 years of experience, to its Board of Directors. Mr. Yerks was appointed as a Class 2 Director with an initial term expiring at the Company’s next annual meeting of stockholders to be held in 2013.

Mr. Yerks comes to DLH from a distinguished career as the President of CSC’s North American Public Sector — Defense and Intelligence Group with sales in excess of $3 billion in revenue annually and over 13,000 employees. Prior to that, he served as President of CSC’s Federal Business Development organization that was responsible for all business development and strategic marketing oversight for the operational business units of CSC Federal Sector.

Chairman of the Board, Mr. Rick Wasserman commented: “We are very fortunate to have Austin join our board. His extensive and diverse federal and defense experience will bring a wealth of knowledge as we continue to pursue the strategic initiatives developed by the executive management team.”

President and Chief Executive Officer, Zachary Parker added, “Mr. Yerks is widely respected within the defense community and other federal agencies. His insight and expertise will be invaluable to DLH, particularly in our efforts to substantially enhance DLH shareholder value.  In many ways, CSC is a “benchmark” company given DLH’s strategic path and Mr. Yerks’ experience makes him uniquely-qualified to provide oversight and guidance to our management team as we look to the future.”

Mr. Yerks is a member of the board of directors for the National Defense Industrial Association (NDIA), and other key trade associations that support the government services market.  Mr. Yerks holds a Master’s degree in Business Administration from the University of Miami and a Bachelor of Science degree from the United States Military Academy at West Point.  He also served 10 years in the United States Army.

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a full-service provider of healthcare, logistics, and technical support services to DoD and Federal agencies. For more information, visit the corporate web site at www.dlhcorp.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans” (and similar expressions) should be considered forward looking statements. There are a number of important factors that could cause DLH`s actual results to differ materially from those indicated by the forward looking statements. including those factors described under “Risk Factors” in the Company’s prospectus included as part of the Registration Statement on Form S-1 filed by the Company in connection with the Rights Offering and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. DLH undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.